UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held on May 12, 2015, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2016 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Gary L. Crocker	50,123,933	429,098	31,499,652
Gordon J. Fehr	50,339,013	214,018	31,499,652
Vivian S. Lee, M.D., Ph.D.	50,353,073	199,958	31,499,652
John Mendelsohn, M.D.	50,304,478	248,553	31,499,652
Robert J. Mulroy	50,266,303	286,728	31,499,652
Ulrik B. Nielsen, Ph.D.	50,350,990	202,041	31,499,652
Michael E. Porter, Ph.D.	50,136,108	416,923	31,499,652
James H. Quigley	50,353,783	199,248	31,499,652
Russell T. Ray	50,355,147	197,884	31,499,652

2. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	49,265,951
Against:	841,427
Abstain:	445,653

3. The stockholders recommended, on a non-binding advisory basis, that future advisory votes to approve executive compensation be held every year.

1 Year	2 Years	3 Years	Abstain
45,436,917	318,767	4,316,212	481,135

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory stockholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4. The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For:	81,685,213
Against:	271,761
Abstain:	95,709

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: May 14, 2015	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Vice President and General Counsel